                                                                 EXHIBIT 10.1

                          RELIANCE STEEL & ALUMINUM CO.

                              RSAC MANAGEMENT CORP.

                                 THIRD AMENDMENT
                               TO CREDIT AGREEMENT

                  This THIRD AMENDMENT TO CREDIT AGREEMENT (this "THIRD AMENDMENT") is dated as of July 1, 2003 and entered into by and among Reliance Steel & Aluminum Co., a California corporation ("RSA"), RSAC Management Corp., a California corporation ("RSAC MANAGEMENT" and together with RSA, jointly and severally, the "BORROWERS" and individually, a "BORROWER") the financial institutions listed on the signature pages hereof (the "LENDERS") and Bank of America, N.A., as administrative agent for Lenders (the "ADMINISTRATIVE AGENT"), and, for purposes of Section 5 hereof, the Guarantors (as defined in Section 5 hereof) listed on the signature pages hereof, and is made with reference to that certain Credit Agreement dated as of October 24, 2001, as amended by the First Amendment to Credit Agreement dated as of April 1, 2002 and the Second Amendment to Credit Agreement dated as of February 19, 2003 (as amended, the "CREDIT AGREEMENT"), by and among the Borrowers, Lenders and Administrative Agent. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Credit Agreement.

                                    RECITALS

                  WHEREAS, the Borrowers and the Lenders desire to amend the Credit Agreement as set forth below upon satisfaction of the conditions precedent set forth in Section 2 herein;

                  WHEREAS, in exchange for amending the Credit Agreement as provided herein, the Obligations of the Borrowers will be secured by the Collateral pursuant to the Security Agreement;

                  NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

SECTION 1.        AMENDMENTS TO THE CREDIT AGREEMENT

         1.1      AMENDMENTS TO SECTION 1: DEFINITIONS AND ACCOUNTING TERMS.

                  A. Subsection 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions, which shall be inserted in proper alphabetical order:

         "CAPITAL STOCK" means the capital stock or other equity interests of a Person.

         "COLLATERAL" means, collectively, all of the personal property (including all of the Capital Stock of Material Domestic Subsidiaries) in which Liens are purported to be granted by the Security Agreement.

         "COLLATERAL AGENT" shall mean Bank of America, N.A, or its successors under the Intercreditor Agreement.

         "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or similar account maintained with a Person engaged in the business of banking, including a savings bank, savings and loan association, credit union or trust company.

         "INTERCREDITOR AGREEMENT" means the Collateral Agency and Intercreditor Agreement dated as of July 1, 2003, substantially in the form of Exhibit H to this Agreement, among the holders of the Senior Notes, the Lenders, the Administrative Agent and the Collateral Agent, as amended from time to time.

         "LEVERAGE RATIO EVENT" shall mean the earliest to occur of (i) the date financial statements and a Compliance Certificate are delivered pursuant to
Section 6.1 for the Fiscal Year ending December 31, 2004 if the Borrowers' Leverage Ratio for each of the Fiscal Quarters ending September 30, 2004 and December 31, 2004 is less than 3.00 to 1.00 or (ii) thereafter the date on which financial statements and a Compliance Certificate are delivered pursuant to
Section 6.1 showing that the Borrowers' Leverage Ratio has been less than 3.00 to 1.00 for the two previous consecutive Fiscal Quarters.

         "SECURITY AGREEMENT" means the Security Agreement dated as of July 1, 2003 among the Collateral Agent, the Company, the Subsidiary Grantors as defined and listed therein, and any Additional Grantors, as defined therein, from time to time party thereto, substantially in the form of Exhibit G to this Agreement, as the same may be amended, supplemented and modified from time to time.

         "SENIOR NOTES" mean, collectively, those senior notes issued pursuant to those Note Purchase Agreements dated November 1, 1996, September 15, 1997, October 15, 1998, and July 1, 2003 and those senior notes to be issued from time to time subsequent to the date hereof in compliance with Section 7.3(f).

         "THIRD AMENDMENT" shall mean that certain Third Amendment to Credit Agreement dated as of July 1, 2003 by and among the Borrowers, Lenders and Administrative Agent.

         "THIRD AMENDMENT EFFECTIVE DATE" has the meaning set forth in the Third Amendment.

                  B. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Loan Documents" in its entirety and substituting the following therefor:

                  "LOAN DOCUMENTS" means, collectively, this Agreement, the Committed Loan Notes, the Letters of Credit, the Master Subsidiary Guaranty, the Security Agreement, the Swing Line Documents, any Request for Extension of Credit, any Letter of Credit

Application, any Compliance Certificate, and any other agreements of any type or nature hereafter executed and delivered by Borrowers or any of their respective Subsidiaries or Affiliates to Administrative Agent, the Issuing Lender or to any Lender in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated, extended or replaced."

                  C. Subsection 1.1. of the Credit Agreement is hereby amended by deleting the definition of "Material Domestic Subsidiary" in its entirety and substituting the following therefor:

         "MATERIAL DOMESTIC SUBSIDIARY" means, at any time, each Subsidiary of RSA which is created, organized or domesticated in the United States or under the laws of the United States or any state thereof, and either (i) is a first-tier Subsidiary of RSA or (ii) the aggregate amount of its Assets exceeds $1,000,000."

                  D. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the definition of "Permitted Acquisition" in its entirety and substituting the following therefor:

                  "PERMITTED ACQUISITION" means the acquisition of Precision Strip, Inc. and its related entities and an Acquisition with respect to which all of the following conditions shall have been satisfied:

                           (a) no Default or Event of Default exists or will exist as a result of the Acquisition;

                           (b) the Acquisition shall not be a Hostile
         Acquisition;

                           (c) immediately after such Acquisition, Borrowers would be in compliance with the terms and conditions of this Agreement on a pro forma basis;

                           (d) the business of the Person to be acquired (the "TARGET") is substantially similar to the existing business of Borrowers and their respective Subsidiaries;

                           (e) immediately after such Acquisition, the sum of Borrowers' cash and cash equivalents plus unused Commitments under this Agreement is at least $40,000,000; and

                           (f) (i) for Acquisitions made during the period beginning on the Third Amendment Effective Date and ending upon the Leverage Ratio Event, the total cost of all such Acquisitions (including debt of the Target assumed by Borrowers or their Subsidiaries but excluding the value of any Capital Stock of RSA and warrants or options to acquire Capital Stock of RSA exchanged in connection with such Acquisition) of no more than $10,000,000 in the aggregate through March 31, 2004 and no more than $25,000,000 in the aggregate through December 31, 2004 or (ii) for all other Acquisitions subsequent to December 31, 2004, the total cost of the Acquisition (including debt of the Target assumed by Borrowers or their Subsidiaries but excluding the value of any Capital Stock of RSA and warrants or options to acquire Capital Stock of RSA exchanged in connection with such Acquisition) is less than $150,000,000;

         For all other Acquisitions, which shall require the approval of Requisite Lenders, Borrowers shall provide Administrative Agent and Lenders with the Requisite Information regarding the Acquisition. Upon receipt of all Requisite Information, Lenders shall respond within two weeks of receiving such information. If a Lender does not respond within such time period, then such Lender shall be deemed to have approved the Acquisition. If Administrative Agent reasonably requires additional material information regarding the proposed Acquisition, Borrowers shall promptly provide such information to Administrative Agent and Lenders and the two week time period to approve the Acquisition shall be extended until all such information is received (at which time Lenders will have five Business Days to respond). "REQUISITE INFORMATION" shall include a brief business description of the Target, financial statements of the Target for the preceding three years (to the extent available), pro forma financial statements of Borrowers demonstrating pro forma covenant compliance, a brief description of the proposed Acquisition (including the sources and uses of funds), projections, and such other information as Borrowers deem relevant."

                  E. Subsection 1.1 of the Credit Agreement is hereby amended by deleting the table in the definition of "Applicable Margin" in its entirety and substituting the following therefor:

                                                                                        LETTERS OF CREDIT
PRICING                                                                                 -----------------
 LEVEL                 LEVERAGE RATIO                        COMMITMENT FEE             EURODOLLAR RATE +            BASE RATE +
--------------------------------------------------------------------------------------------------------------------------------
   1                     < or = 1.75:1                            17.5                         75.0                     0.00%
   2            < or = 2.25:1 but > 1.75:1                        20.0                        100.0                     0.00%
   3            < or = 2.75:1 but > 2.25:1                        22.5                        125.0                     0.00%
   4            < or = 3.25:1 but > 2.75:1                        25.0                        150.0                     0.00%
   5            < or = 3.75:1 but > 3.25:1                        37.5                        200.0                     0.50%
   6                        > 3.75:1                              50.0                        250.0                     1.00%

         1.2 AMENDMENTS TO SECTION 6: AFFIRMATIVE COVENANTS. Section 6 of the Credit Agreement is hereby amended by adding a new subsection 6.16 at the end thereof as follows:

         "6.16    Execution of Security Agreement After the Closing Date. Prior
to the Leverage Ratio Event:

                  (a) Cause any of their respective Material Domestic Subsidiaries, within 30 days after becoming a Material Domestic Subsidiary, to execute and deliver to the Administrative Agent a counterpart of the Security Agreement and to take all such further actions and execute all such further documents and instruments as may be necessary or, in the opinion of the Administrative Agent, desirable to create in favor of the Administrative Agent, for the benefit of the Lenders, a valid and perfected Lien on all of the Collateral described in the Security Agreement. In addition, as provided in the Security Agreement, RSA shall, or shall cause the Material Domestic Subsidiary that owns the Capital Stock of such Person, to execute and to deliver to Administrative Agent all certificates representing such Capital Stock of such Person (accompanied by irrevocable undated stock powers, duly endorsed in blank).

                  (b) Deliver to Administrative Agent, together with such counterpart of the Security Agreement, (i) certified copies of such Material Domestic Subsidiary's Organizational Documents, together with, if such Material Domestic Subsidiary is organized under the laws of the United States of America, any state thereof or in the District of Columbia, a good standing certificate from the Secretary of State of the jurisdiction of its organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each to be dated a recent date prior to their delivery to Administrative Agent, (ii) a certificate executed by the secretary or similar officer of such Material Domestic Subsidiary as to (a) the fact that the attached resolutions of the Governing Body of such Material Domestic Subsidiary approving and authorizing the execution, delivery and performance of the Security Agreement are in full force and effect and have not been modified or amended and (b) the incumbency and signatures of the officers of such Material Domestic Subsidiary executing such counterpart of the Security Agreement, (iii) an executed supplement to the Security Agreement evidencing the pledge of the Capital Stock of such Material Domestic Subsidiary by RSA or a Subsidiary of RSA that owns such Capital Stock, accompanied by certificate evidencing such Capital Stock, together with an irrevocable undated stock powers duly endorsed in blank and reasonably satisfactory in form and substance to Administrative Agent, and (iv) a favorable opinion of counsel to such Material Domestic Subsidiary, in substantially the form attached as Exhibit I to the Third Amendment."

         1.3      AMENDMENTS TO SECTION 7: COMPANY'S NEGATIVE COVENANTS.

                  A. Subsection 7.3 of the Credit Agreement is hereby amended by deleting clause (f) thereof in its entirety and substituting the following therefor:

                  "(f)     Senior Notes of Borrowers (which may be guaranteed by
Subsidiaries of RSA which are party to the Master Subsidiary Guaranty), secured ratably with the Loans and the Senior Notes outstanding on the date hereof, pursuant to the Security Agreement and the Intercreditor Agreement, issued after the Closing Date having in the aggregate a principal amount of not more than $150,000,000 at any time; provided, however, that the documentation evidencing such indebtedness shall contain covenants no more restrictive than in this Agreement and shall be on terms and conditions (including the maturity date and amortization schedule) acceptable to Administrative Agent; and"

                  B. Subsection 7.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "7.11    Net Worth. Permit Consolidated Net Worth, as of the
last day of any Fiscal Quarter, to be less than the sum of (a) $548,868,600 plus
(b) an amount equal to 50% of the Net Income earned in each Fiscal Quarter ending after December 31, 2002 (with no deduction for a net loss in any such Fiscal Quarter) plus (c) an amount equal to 100% of the aggregate increases in Shareholders' Equity of RSA and its Subsidiaries after December 31, 2002 by reason of the issuance and sale of capital stock of RSA or any Subsidiary thereof (including upon any conversion of debt securities of RSA or any Subsidiary thereof into such capital stock)."

                  C. Subsection 7.13 is hereby amended and restated in its entirety to read as follows:

                  "7.13    Leverage Ratio. Permit the Leverage Ratio at any time
(i) prior to December 31, 2002 to be greater than 3.25 to 1.00, (ii) during the period beginning December 31, 2002 to the Third Amendment Effective Date to be greater than 3.60 to 1.00, (iii) during the period beginning the Third Amendment Effective Date to March 30, 2004 to be greater than 4.25 to 1.00, (iv) during the period beginning March 31, 2004 to June 29, 2004 to be greater than 4.00 to 1.00, (v) during the period beginning on June 30, 2004 to September 29, 2004 to be greater than 3.75 to 1.00, (vi) during the period beginning on September 30, 2004 to December 30, 2004 to be greater than 3.50 to 1.00 and (vii) thereafter, to be greater than 3.25 to 1.00."

                  D.       Subsection 7.16 is hereby amended by deleting clause
         (c) thereof in its entirety and substituting the following therefor:

                  "(c)     cash dividends payable to RSA stockholders and
purchases, redemptions or other acquisitions of shares of RSA capital stock or warrants, rights or options to acquire any such shares, for cash not exceeding an amount equal to (i) in any Fiscal Year, 25% of Net Income earned in the immediately preceding Fiscal Year, provided that for the purposes of this subsection 7.16(c)(i), the Net Income for the Fiscal Year ended December 31, 2002 shall include a pro forma adjustment so that the net income of any Subsidiary acquired in 2002 is included in Net Income for the full Fiscal Year 2002, but no more than $3,000,000 in any Fiscal Quarter or (ii) in any Fiscal Quarter, so long as (x) EBITDA of RSA and its Subsidiaries on a consolidated basis for the immediately preceding Fiscal Quarter was at least $30,000,000 and
(y) the Leverage Ratio as of the last day of the immediately preceding Fiscal Quarter was less than 3.00 to 1.00, $3,000,000; provided that during the period from January 1, 2003 to the Leverage Ratio Event, such amount shall not exceed $2,250,000 in any Fiscal Quarter; provided further that if a dividend permitted by this Section 7.16(c) to be paid in any Fiscal Quarter is declared but not paid in such Fiscal Quarter, such dividend may be paid in the immediately following Fiscal Quarter without reducing the amount otherwise permitted by this
Section 7.16(c) to be paid in such following Fiscal Quarter; provided further that immediately after giving effect to any such proposed action, no Default or Event of Default would exist."

         1.4 AMENDMENTS TO SECTION 8. EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT. Subsection 8.1 of the Credit Agreement is hereby amended by deleting clause (g) thereof in its entirety and substituting the following therefor:

                  "(g)     Any Loan Document, at any time after its execution
and delivery and for any reason other than the agreement or action (or omission to act) of Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in any such event in the reasonable opinion of the Requisite Lenders, is materially adverse to the interests of Lenders; or, prior to the Leverage Ratio Event, the Security Agreement shall for any reason cease to be in full force and effect (other than by reason of a release of Collateral thereunder in accordance with the terms hereof or thereof or any other termination of such Security Agreement in accordance with the terms hereof or thereof ) or shall be declared null and void, or the Collateral Agent shall not have or shall cease to have a valid and perfected Lien on any Collateral purported to be covered thereby (subject to the express limitations set forth in the Security Agreement); or any Borrower Party thereto denies in writing that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or"

         1.5      AMENDMENTS TO SECTION 10. MISCELLANEOUS.

                  A. Subsection 10.2 of the Credit Agreement is hereby amended by (i) deleting the "; or" at the end of clause (e) thereof and substituting therefor ";"; (ii) adding "or" at the end of clause (f); and (iii) adding a new clause (g) at the end thereof as follows:

                  "(g)     prior to the Leverage Ratio Event, release any Lien
granted in favor of Collateral Agent with respect to all or substantially all of the Collateral other than in accordance with the terms of the Loan Documents;"

                  B. Subsection 10.7 of the Credit Agreement is hereby amended by deleting clause (b) thereof in its entirety and substituting the following therefor:

                  "(b)     Any Lender may at any time assign to one or more
Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), participations in Letter of Credit Usage and in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption (attached hereto as Exhibit D) with respect to such assignment is delivered to Administrative Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of Administrative Agent and, so long as no Event of Default has occurred and is continuing, Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Swing Line Loans, (iii) the parties to each assignment shall execute and deliver to Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (iv) the assignee becomes party to the Intercreditor Agreement by delivering to the Administrative

Agent a counterpart to the Intercreditor Agreement, duly executed by such assignee. Subject to acceptance and recording thereof by Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.1 through 3.3 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, Borrowers (at their expense) shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section."

                  C. Section 10 of the Credit Agreement is hereby amended by adding a new subsection 10.28 at the end thereof as follows:

         "10.28. RELEASE OF SECURITY INTEREST.

                  (a) Prior to the Leverage Ratio Event, upon the proposed sale or other Disposition of any Collateral that is permitted by this Agreement or the Security Agreement for which the Borrowers or its Subsidiaries desires to obtain a security interest release, the Borrowers or such Subsidiary, as applicable, shall deliver an Officer's Certificate (i) stating that the Collateral subject to such Disposition is being sold or otherwise disposed of in compliance with the terms hereof and the Security Agreement and (ii) specifying the Collateral being sold or otherwise disposed of in the proposed transaction. Upon the receipt of such Officer's Certificate, so long as the Administrative Agent has no reason to believe that the facts stated in such Officer's Certificate are not true and correct, the Administrative Agent shall execute and deliver such releases of its security interest in such Collateral as may be reasonably requested by the Borrowers or its Subsidiaries. The security interest created by the Security Agreement shall be automatically released with respect to the applicable sold asset upon (i) the sale in the ordinary course of business of inventory and (ii) the sale of equipment for cash not exceeding $5,000,000 in the aggregate for all such transactions until the Leverage Ratio Event.

                  (b) Upon the occurrence of the Leverage Ratio Event, the Administrative Agent shall take such actions as may be reasonably required to terminate the security interest granted under the Security Agreement; provided that the security interest for the benefit of the holders of the Senior Notes shall be terminated simultaneously."

         1.6      AMENDMENTS TO EXHIBITS TO THE CREDIT AGREEMENT.

                  A. The Exhibits to the Credit Agreement are hereby amended by adding thereto a new Exhibit G, Form of Security Agreement, in the form of Annex I attached hereto and Exhibit H, Form of Intercreditor Agreement, in the form of Annex II attached hereto.

                  B. The Exhibits to the Credit Agreement are hereby amended by deleting Exhibit C, Form of Committed Loan Note, thereto in its entirety and substituting therefor a new Exhibit C, Form of Committed Loan Note, in the form of Annex III attached hereto.

         1.7 AMENDMENTS TO ISSUED COMMITTED LOAN NOTES. Each original Committed Loan Note issued pursuant to the Credit Agreement prior to the Third Amendment Closing Date shall hereby be deemed to include the following amendments: (i) the following sentence shall be deemed to be inserted at the end of the fifth paragraph of each such Note: "This Note is secured by the Security Agreement and is guaranteed by the Subsidiary Guarantors pursuant to Master Subsidiary Guaranty;" and (ii) the following legend shall be deemed to be added at the top of each such Committed Loan Note:

         "THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT THAT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS NOTE AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS (AS DEFINED IN THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT). AS A CONDITION TO TRANSFER, ANY TRANSFEREE OF A NOTE MUST BECOME A PARTY TO THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT. COPIES OF SUCH COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS NOTE UPON REQUEST TO RELIANCE STEEL & ALUMINUM CO. AND RSAC MANAGEMENT CORP."

SECTION 2.        CONDITIONS TO EFFECTIVENESS

         Section 1 of this Amendment shall become effective only upon the satisfaction of all of the following conditions precedent (the date of satisfaction of such conditions being referred to herein as the "THIRD AMENDMENT EFFECTIVE DATE"):

         2.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Borrowers in the Loan Documents shall be correct when made and at the time of the Third Amendment Effective Date.

         2.2 PERFORMANCE; NO DEFAULT. Each Borrower Party shall have performed and complied with all agreements and conditions contained in the Loan Documents required to be performed or complied with by it prior to or on the Third Amendment Effective Date and no Default or Event of Default shall have occurred and be continuing.

         2.3 CHANGES IN CORPORATE STRUCTURE. Except as set forth in Annex IV hereof, the Borrowers shall not have changed their respective jurisdictions of incorporation or been party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Section 6.1 of the Credit Agreement.

         2.4 OFFICER'S CERTIFICATE. The Borrowers shall have delivered to Administrative Agent an Officer's Certificate, dated as of the Third Amendment Effective Date, certifying that the conditions specified in Sections 2.1, 2.2 and 2.3 above have been fulfilled.

         2.5 OPINIONS OF COUNSEL. The Administrative Agent shall have received an opinion in form and substance reasonably satisfactory to the Administrative Agent, dated the Third Amendment Effective Date from Kay Rustand, general counsel of the Borrowers and their respective Subsidiaries, covering the matters set forth in Annex III, together with copies of all factual certificates and legal opinions upon which such counsel has relied.

         2.6 SECURITY INTERESTS IN PERSONAL PROPERTY. The Administrative Agent shall have received satisfactory evidence that the Borrowers and their respective Subsidiaries shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings and recordings (other than the filing or recording of items described in clauses B, C and D below) that may be necessary or, in the Administrative Agent's reasonable opinion, desirable in order to create in favor of the Collateral Agent, for the benefit of the Lenders, a valid and (upon such filing and recording) perfected security interest in the personal property Collateral. Such actions shall include the following:

                  A. Stock Certificates and Instruments. Delivery to the Collateral Agent of (a) certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise reasonably satisfactory in form and substance to Administrative Agent) representing all Capital Stock pledged pursuant to the Security Agreement and (b) promissory notes or other instruments in favor of Borrowers or any Material Domestic Subsidiary (duly endorsed, where appropriate, in a manner reasonably satisfactory to Administrative Agent) evidencing any Collateral, to the extent delivery is so required under the Security Agreement;

                  B. Lien Searches and UCC Termination Statements. Delivery to the Collateral Agent of (a) the results of a recent search, by a Person reasonably satisfactory to the Collateral Agent, of all effective UCC financing statements and fixture filings and all judgment and tax lien filings which may have been made with respect to any personal or mixed property of any Borrower Party, together with copies of all such filings disclosed by such search, and (b) UCC termination statements duly executed by all applicable Persons for filing in all applicable jurisdictions as may be necessary to terminate any effective UCC financing statements or fixture filings against the Collateral disclosed in such search (other than any such financing statements or fixture filings in respect of Permitted Liens and other Liens permitted to remain outstanding pursuant to the terms of this Agreement);

                  C. UCC Financing Statements. Delivery to the Collateral Agent of UCC financing statements duly executed by each applicable Borrower Party (if required) with respect to all personal property Collateral of such Borrower Party, for filing in all jurisdictions as may be necessary or, in the opinion of Administrative Agent, desirable to perfect the security interests created in such Collateral pursuant to the Security Agreement; and

         2.7 BORROWER PARTY DOCUMENTS. On or before the Third Amendment Effective Date, the Borrowers shall, and shall cause each other Borrower Party and each Material Domestic Subsidiary that is not presently a Borrower Party to, deliver to Lenders (or to Administrative Agent with sufficient originally executed copies, where appropriate, for each Lender) the following with respect to the Borrowers or such Borrower Party, as the case may be, each, unless otherwise noted, dated the Third Amendment Effective Date:

                  A. Copies of the Organizational Documents of such Person, certified by the Secretary of State of its jurisdiction of organization or, if such document is of a type that may not be so certified, certified by the secretary or similar officer of the applicable Borrower Party, together with a good standing certificate from the Secretary of State of its jurisdiction of organization and each other state in which such Person is qualified to do business and, to the extent generally available, a certificate or other evidence of good standing as to payment of any applicable franchise or similar taxes from the appropriate taxing authority of each of such jurisdictions, each dated a recent date prior to the Third Amendment Effective Date;

                  B. Resolutions of the Governing Body of such Borrower Party approving and authorizing the execution, delivery, and performance of this Amendment and the Loan Documents executed by such Borrower Party in connection herewith, certified as of the Third Amendment Effective Date by the secretary or similar officer of such Borrower Party as being in full force and effect without modification or amendment;

                  C. Signature and incumbency certificates of its officers executing this Amendment and the Loan Documents executed by each Borrower Party in connection herewith; and

                  D. Executed originals of this Amendment, the Security Agreement, a counterpart to the Master Subsidiary Guaranty (if applicable) and the Intercreditor Agreement.

         2.8 PAYMENT OF FEES. On or prior to the Third Amendment Effective Date, the Borrowers shall have paid to the Administrative Agent certain fees in the amounts and at the times separately agreed upon in a side letter between the Borrowers and the Administrative Agent in connection with the execution and delivery of this Amendment and the Security Agreement.

         2.9 ACQUISITION OF PRECISION STRIP, INC.; FINANCING. On or before the Third Amendment Effective Date, the Borrowers shall have satisfied the following conditions:

                  A. Approval of Purchase Agreement. The Borrowers shall have delivered to Administrative Agent and Lenders a fully executed purchase agreement (the "PURCHASE AGREEMENT") providing for the acquisition of Precision Strip, Inc. and its related entities (the

"PRECISION STRIP ACQUISITION"), reasonably satisfactory in form and substance to the Administrative Agent and Requisite Lenders;

                  B.       Consummation of Precision Strip Acquisition.

                           (i) All conditions to the Precision Strip Acquisition set forth in the Purchase Agreement shall have been satisfied or waived (which waiver shall be reasonably satisfactory to the Administrative Agent and the Requisite Lenders);

                           (ii) Borrowers shall have provided evidence reasonably satisfactory to the Administrative Agent and Requisite Lenders demonstrating that RSA has circled new Senior Notes in a private placement for a minimum principal amount of $100,000,000, with no amortization or maturity dates prior to the Maturity Date and with representations, warranties, covenants and events of default no more restrictive than those contained in the Credit Agreement,

                           (iii) The aggregate cash consideration for the Precision Strip Acquisition shall not have exceeded $220,000,000 and assumed debt shall not have exceeded $26,000,000;

                           (iv) Immediately after the Precision Strip Acquisition, the sum of Borrowers' cash and cash equivalents plus unused Commitments under the Credit Agreement is at least $40,000,000; and

                           (v) Borrowers shall have delivered to the Administrative Agent an Officer's Certificate to the effect set forth in clauses (i) through (iv) above.

                  C. Consent of Holders of Senior Notes; Amendment of Senior Note Documents. Borrowers shall have provided evidence satisfactory to the Administrative Agent and Requisite Lenders that (i) the holders of the senior notes issued pursuant to those Note Purchase Agreements dated November 1, 1996, September 15, 1997, and October 15, 1998 (collectively, the "Senior Note Purchase Agreements") have consented to the Precision Strip Acquisition and (ii) the Senior Note Purchase Agreements have been amended in a manner reasonably satisfactory to the Administrative Agent and Requisite Lenders.

SECTION 3.        BORROWERS' REPRESENTATIONS AND WARRANTIES

                  In order to induce Lenders to enter into this Third Amendment and to amend the Credit Agreement in the manner provided herein, the Borrowers represent and warrant to each Lender that the following statements are true, correct and complete:

         3.1 CORPORATE POWER AND AUTHORITY. Each Borrower Party has all requisite corporate power and authority to enter into this Third Amendment and the Loan Documents to which it is party, and to carry out the transactions contemplated thereby, and to perform its respective obligations under the applicable Loan Documents and the Credit Agreement as amended by this Third Amendment (the "AMENDED AGREEMENT").

         3.2 AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Third Amendment and the Loan Documents, and the performance of the Amended Agreement and the other Loan Documents to which it is a party, have been duly authorized by all necessary corporate action on the part of each Borrower Party.

         3.3 NO CONFLICT. The execution and delivery by each Borrower Party of this Third Amendment and the Loan Documents and the performance by each Borrower Party of the Loan Documents to which it is a party do not and will not
(i) violate any provision of any law or any governmental rule or regulation applicable to such Borrower Party, the Certificate or Articles of Incorporation or Bylaws of such Borrower Party or any order, judgment or decree of any court or other agency of government binding on such Borrower Party, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Borrower Party, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of such Borrower Party (other than Liens created or permitted under any of the Loan Documents in favor of Administrative Agent on behalf of Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of such Borrower Party that has not been obtained.

         3.4 GOVERNMENTAL CONSENTS. No authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, any Governmental Authority is or will be required to authorize or permit under applicable Laws the execution, delivery and performance by each Borrower Party of this Third Amendment and the Loan Documents to which it is a party.

         3.5 BINDING OBLIGATION. This Third Amendment and each of the Loan Documents to which a Borrower Party is a party will, when executed and delivered by such party, constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforcement may be limited by Debtor Relief Laws or equitable principles relating to the granting of specific performance and other equitable remedies as a matter of judicial discretion.

         3.6 INCORPORATION OF REPRESENTATIONS AND WARRANTIES FROM CREDIT AGREEMENT. The representations and warranties contained in Section 5 of the Credit Agreement are and will be true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of the Third Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

         3.7 ABSENCE OF DEFAULT. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Third Amendment or any of the Loan Documents that would constitute an Event of Default or a Potential Event of Default.

         3.8 CREATION, PERFECTION AND PRIORITY OF LIENS. The execution and delivery of the Security Agreement by the Borrower Parties party thereto, together with the actions taken on or prior to the date hereof pursuant to Section 2.6 of this Amendment, are effective to create in favor of the Collateral Agent for the benefit of the Lenders, as security for the Loans, a valid First Priority Lien on all of the Collateral, and all filings and other actions necessary or desirable to perfect and maintain the perfection and First Priority status of such Liens have been duly made or taken and remain in full force and effect, other than (i) the filing of any UCC financing statements delivered to the Collateral Agent for filing (but not yet filed) and (ii) the periodic filing of UCC continuation statements in respect of UCC financing statements filed by or on behalf of the Collateral Agent.

SECTION 4.        MISCELLANEOUS

         4.1 Reference to and Effect on the Credit Agreement and the Other Loan Documents.

                  A. On and after the Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement shall mean and be a reference to the Amended Agreement.

                  B. Except as specifically amended by this Third Amendment, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                  C. The execution, delivery and performance of this Third Amendment shall not, except as expressly provided herein, constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of Agent or any Lender under, the Credit Agreement or any of the other Loan Documents.

         4.2 FEES AND EXPENSES. Borrowers acknowledge that all costs, fees and expenses as described in subsection 10.3 of the Credit Agreement incurred by Administrative Agent and its counsel with respect to this Third Amendment and the documents and transactions contemplated hereby shall be for the account of Borrowers.

         4.3 HEADINGS. Section and subsection headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose or be given any substantive effect.

         4.4 APPLICABLE LAW. THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING WITHOUT LIMITATION SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

         4.5 COUNTERPARTS. This Third Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 5.        ACKNOWLEDGEMENT AND CONSENT

                  Each guarantor listed on the signatures pages hereof (each, a "GUARANTOR") hereby acknowledges and agrees that the Master Subsidiary Guaranty to which it is a party or otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid and enforceable and shall not be impaired or limited by the execution or effectiveness of this Third Amendment. Each Guarantor represents and warrants that all representations and warranties contained in the Amended Agreement and the Loan Documents to which it is a party or otherwise bound are true, correct and complete in all material respects on and as of the Third Amendment Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects on and as of such earlier date.

                  Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to effectiveness set forth in this Third Amendment, such Guarantor is not required by the terms of the Credit Agreement or any other Loan Document to consent to the amendments to the Credit Agreement effected pursuant to this Third Amendment and (ii) nothing in the Credit Agreement, this Third Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

                  IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

                           RELIANCE STEEL & ALUMINUM CO.,
                           a California corporation

                           By:_________________________________________
                           Name:  David H. Hannah
                           Title: Chief Executive Officer

                           By:_________________________________________
                           Name:  Karla McDowell
                           Title: Executive Vice President and
                                  Chief Financial Officer

                           RSAC MANAGEMENT CORP.,
                           a California corporation

                           By:_________________________________________
                           Name:  David H. Hannah
                           Title: Chief Executive Officer

                           By:_________________________________________
                           Name:  Karla McDowell
                           Title: Executive Vice President and
                                  Chief Financial Officer

                           For the purposes of Section 5 hereof:

                           ALLEGHENY STEEL DISTRIBUTORS, INC.
                           ALUMINUM AND STAINLESS, INC.
                           AMI METALS, INC.
                           CCC STEEL, INC.
                           CENTRAL PLAINS STEEL CO.
                           CHATHAM STEEL CORPORATION
                           DURRETT SHEPPARD STEEL CO., INC.
                           PHOENIX CORPORATION
                           PACIFIC METAL COMPANY
                           PDM STEEL SERVICE CENTERS, INC.
                           TOMA METALS, INC.
                           VIKING MATERIALS, INC.

                           By:_________________________________________
                           Name:  Karla McDowell
                           Title: Vice President and Secretary of each of
                                  the foregoing

                           AMERICAN METALS CORPORATION
                           LIEBOVICH BROS., INC.
                           SISKIN STEEL & SUPPLY COMPANY, INC.

                           By:_________________________________________
                           Name:  Karla McDowell
                           Title: Vice President and Assistant Secretary of
                                  each of the foregoing

                           LUSK METALS
                           SERVICE STEEL AEROSPACE CORP.
                           VALEX CORP.

                           By:_________________________________________
                           Name:  Karla McDowell
                           Title: Chief Financial Officer and Secretary of
                                  each of the foregoing

                           BANK OF AMERICA, N.A.,
                           as Administrative Agent

                           By:
                           ____________________________________________
                           Name:  Ken Puro
                           Title: Vice President

                           BANK OF AMERICA, N.A.,
                           as Issuing Lender and a Lender

                           By:_________________________________________
                           Name:  Robert Troutman
                           Title: Senior Vice President

                           WACHOVIA BANK, NATIONAL
                           ASSOCIATION, formerly known as First
                           Union National Bank,
                           as Syndication Agent and as a Lender

                           By:_________________________________________
                           Name:_______________________________________
                           Title:______________________________________

                           THE CHASE MANHATTAN BANK,
                           as a Lender

                           By:_________________________________________
                           Name:_______________________________________
                           Title:______________________________________

                           UNION BANK OF CALIFORNIA, N.A.,
                           as a Lender

                           By:_________________________________________
                           Name:_______________________________________
                           Title:______________________________________

                           COMERICA WEST INCORPORATED,
                           as a Lender

                           By:_________________________________________
                           Name:_______________________________________
                           Title:______________________________________

                           CREDIT SUISSE FIRST BOSTON,
                           as a Lender

                           By:_________________________________________
                           Name:_______________________________________
                           Title:______________________________________

                           THE NORTHERN TRUST COMPANY,
                           as a Lender

                           By:_________________________________________
                           Name:_______________________________________
                           Title:______________________________________

                           U.S. BANK NATIONAL ASSOCIATION,
                           as a Lender

                           By:_________________________________________
                           Name:_______________________________________
                           Title:______________________________________

                           MIZUHO CORPORATE BANK, LTD.,
                           formerly known as The Industrial Bank of Japan, Limited, as a Lender

                           By:_________________________________________
                           Name:_______________________________________
                           Title:______________________________________

                                     ANNEX I
                                    EXHIBIT G
                           FORM OF SECURITY AGREEMENT

                                    ANNEX II
                                    EXHIBIT H
                         FORM OF INTERCREDITOR AGREEMENT

                                    ANNEX III

                                    EXHIBIT C

                           FORM OF COMMITTED LOAN NOTE

         THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A
            COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT THAT, AMONG
          OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE
           SECURITY FOR THIS NOTE AND THE SHARING OF PROCEEDS THEREOF
             WITH CERTAIN OTHER SECURED CREDITORS (AS DEFINED IN THE
              COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT). AS A
          CONDITION TO TRANSFER, ANY TRANSFEREE OF A NOTE MUST BECOME A
           PARTY TO THE COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT.
               COPIES OF SUCH COLLATERAL AGENCY AND INTERCREDITOR
           AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS NOTE UPON
                REQUEST TO RELIANCE STEEL & ALUMINUM CO. AND RSAC
                                MANAGEMENT CORP.

$_____________________                                          October 24, 2001

                  FOR VALUE RECEIVED, the undersigned ("BORROWERS"), hereby, jointly and severally, promise to pay to the order of ("LENDER"), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of $[_____ ], or such lesser principal amount of Loans (as defined in the Credit Agreement referred to below) payable by Borrowers to Lender on such Maturity Date under that certain Credit Agreement dated as of October 24, 2001, among Borrowers, the lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Issuing Lender (as extended, renewed, amended or restated from time to time, the "CREDIT AGREEMENT;" the terms defined therein being used herein as therein defined).

                  Borrowers, jointly and severally, promise to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such principal amount is paid in full, at such interest rates, and payable at such times as are specified in the Credit Agreement.

                  All payments of principal and interest shall be made to Administrative Agent for the account of Lender in United States dollars in immediately available funds at Administrative Agent's Office.

                  If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.

                                      III-1

                  This Note is one of the "Committed Loan Notes" referred to in the Credit Agreement. Reference is hereby made to the Credit Agreement for rights and obligations of payment and prepayment, events of default and the right of Lender to accelerate the maturity hereof upon the occurrence of such events. This Note is secured by the Security Agreement and is guaranteed by the Subsidiary Guarantors pursuant to Master Subsidiary Guaranty.

                  Borrowers, for themselves, their successors and assigns, hereby waive diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

                  Borrowers, jointly and severally, agree to pay all collection expenses, court costs and Attorney Costs (whether or not litigation is commenced) which may be incurred by Lender in connection with the collection or enforcement of this Note.

                                      III-2

                  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                           RELIANCE STEEL & ALUMINUM CO.

                           By:_________________________________________
                           Name:_______________________________________
                           Title:______________________________________

                           RSAC MANAGEMENT CORP.

                           By:_________________________________________
                           Name:_______________________________________
                           Title:______________________________________

                                      III-3

                                    ANNEX IV
                         CHANGES IN CORPORATE STRUCTURE

                                    EXHIBIT I

                                 FORM OF OPINION

                                       I-1